Exhibit 99.2
rue21, inc. Announces Participation in the
12th Annual ICR XChange Conference
Warrendale, PA — January 6, 2010 — rue21, inc. [NASDAQ: rue] today announced that the Company will be presenting at the 12th Annual ICR XChange Conference held at the St. Regis Monarch Beach Resort & Spa in Dana Point, California on Wednesday, January 13, 2010 at 8:25 am Pacific Standard Time. Robert Fisch, Chairman, President, and Chief Executive Officer and Keith McDonough, Senior Vice President and Chief Financial Officer, will host the presentation.
The audio portion of the presentation will be webcast live. To access the presentation, log onto http://investor.shareholder.com/icr/2010/eventdetail.cfm?eventid=76104.
About rue21, inc.
rue21 is a leading specialty apparel retailer offering exclusive branded merchandise and the newest trends at a great value. As of January 1, 2010, rue21 operated 535 store locations in 43 states. Learn more at www.rue21.com.
Contact:
Joseph Teklits
ICR, Inc
203-682-8200
jteklits@icrinc.com